Exhibit 99.1
10x Genomics Reports First Quarter 2026 Financial Results
PLEASANTON, Calif. May 7, 2026 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today reported financial results for the first quarter ended March 31, 2026.
Recent Updates
•Revenue was $150.8 million for the first quarter of 2026, representing a 3% decrease over the corresponding period of 2025. Excluding $16.8 million related to one-time license and royalty revenue in the first quarter of 2025, revenue increased 9% over the corresponding period of 2025.
•Launched Atera, a new platform to redefine how biology is measured and understood. Atera was engineered to deliver spatial whole-transcriptome analysis with single-cell sensitivity at unprecedented scale. The Company expects to start shipping Atera in the second half of 2026.
•Announced a partnership with Bioptimus, a global AI biotech company, to launch STELA, a multinational spatial data generation initiative to create foundational datasets connecting underlying biology with disease outcomes. The initiative is starting this effort on our Xenium platform and plans to expand to Atera over time.
•Ended the first quarter of 2026 with cash and cash equivalents and marketable securities of $539.8 million, representing a $112.9 million increase from March 31, 2025.
“We had a solid start to the year, with double-digit growth in Single Cell consumables reaction volumes and double-digit growth in Spatial consumables revenue,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “The biggest highlight is our recent launch of Atera, which represents the most significant product introduction in our history. We are extremely encouraged by the extraordinary early customer response.”
First Quarter 2026 Financial Results
Revenue was $150.8 million for the first quarter of 2026, a 3% decrease from the corresponding period of 2025. Excluding $16.8 million related to a patent litigation settlement recognized in the first quarter of 2025, revenue increased 9% over the corresponding period of 2025.
Gross margin was 70% for the first quarter of 2026, as compared to 68% for the corresponding prior year period. The increase in gross margin was primarily due to lower warranty costs and lower inventory write-downs, partially offset by a decrease in license and royalty revenue reflecting a non-recurring royalty benefit recognized in the first quarter of 2025.
Operating expenses were $123.2 million for the first quarter of 2026, a 15% decrease from $144.8 million for the corresponding prior year period. The decrease was primarily driven by lower outside legal expenses and personnel expenses, partially offset by a non-recurring gain on settlement of $9.2 million recognized in the first quarter of 2025.
Operating loss was $17.0 million for the first quarter of 2026, as compared to operating loss of $39.3 million for the corresponding prior year period.
Net loss was $13.5 million for the first quarter of 2026, as compared to a net loss of $34.4 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $539.8 million as of March 31, 2026.
2026 Financial Guidance
10x Genomics is maintaining its full year 2026 revenue guidance of $600 million to $625 million. Excluding the non-recurring license and royalty revenue related to patent litigation settlements in 2025, this represents 0% to 4% growth over full year 2025.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the first quarter 2026 financial results, business developments and outlook after market close on Thursday, May 7, 2026 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated research solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn, X, Facebook, Bluesky or YouTube.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. All statements included in this press release, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," “outlook,” "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "see," "estimate," "predict," "potential," "would," "likely," "seek" or "continue" or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.'s products, services, business strategy, collaborations and opportunities and 10x Genomics, Inc.’s financial performance and results of operations, including expectations regarding revenue and guidance. These statements are based on management's current expectations, forecasts, beliefs, estimates, assumptions and information currently available to management. Actual outcomes and results could differ materially from these statements due to a number of factors and such statements should not be relied upon as representing 10x Genomics, Inc.'s views as of any date subsequent to the date of this press release. 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in 10x Genomics’ expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. The material risks and uncertainties that could affect 10x Genomics, Inc.'s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recently-filed 10-K for the fiscal year ended December 31, 2025 filed on February 12, 2026 and the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the U.S. Securities and Exchange Commission (“SEC”), and elsewhere in the documents 10x Genomics, Inc. files with the SEC from time to time.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Products and services revenue	$149,896	$137,823
License and royalty revenue	947	17,060
Revenue (1)	150,843	154,883
Cost of products and services revenue (2)	44,665	49,438
Gross profit	106,178	105,445
Operating expenses:
Research and development (2)	56,847	64,245
Selling, general and administrative (2)	66,377	89,728
Gain on settlement	—	(9,200)
Total operating expenses	123,224	144,773
Loss from operations	(17,046)	(39,328)
Other income (expense):
Interest income	5,014	3,686
Other income (expense), net	(815)	2,136
Total other income	4,199	5,822
Loss before provision for income taxes	(12,847)	(33,506)
Provision for income taxes	623	852
Net loss	$(13,470)	$(34,358)

Net loss per share, basic and diluted	$(0.10)	$(0.28)
Weighted-average shares used to compute net loss per share, basic and diluted	128,291,153	122,606,091
__________________________
(1)    The following table represents total revenue by source for the periods indicated (in thousands). Spatial includes the Company’s Visium and Xenium products:

	Three Months Ended March 31,
	2026	2025
Instruments
Single Cell	$5,223	$5,913
Spatial	6,039	8,902
Total instruments revenue	11,262	14,815
Consumables
Single Cell	88,894	84,109
Spatial	40,907	31,247
Total consumables revenue	129,801	115,356
Services	8,833	7,652
Products and services revenue	149,896	137,823
License and royalty revenue	947	17,060
Total revenue	$150,843	$154,883

(1)    The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
Americas
United States*	$76,693	$86,818
Americas (excluding United States)	3,406	3,752
Total Americas	80,099	90,570
Europe, Middle East and Africa	36,852	31,895
Asia-Pacific
China	15,837	16,883
Asia-Pacific (excluding China)	18,055	15,535
Total Asia-Pacific	33,892	32,418
Total revenue	$150,843	$154,883
* Includes license and royalty revenue.
(2)    Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
(in thousands)	2026	2025
Cost of revenue	$1,918	$2,481
Research and development	10,695	14,106
Selling, general and administrative	10,029	14,489
Total stock-based compensation expense	$22,642	$31,076

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$490,285	$473,966
Marketable securities	49,563	49,443
Accounts receivable, net	39,031	47,013
Other receivables	17,106	35,480
Inventory	53,487	56,341
Prepaid expenses and other current assets	20,261	22,208
Total current assets	669,733	684,451
Property and equipment, net	220,591	226,711
Operating lease right-of-use assets	58,390	60,450
Goodwill	4,511	4,511
Intangible assets, net	59,910	62,329
Other noncurrent assets	2,624	2,913
Total assets	$1,015,759	$1,041,365
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,425	$12,733
Accrued compensation and related benefits	21,506	42,500
Accrued expenses and other current liabilities	33,680	39,971
Deferred revenue	24,342	23,902
Operating lease liabilities	11,330	10,985
Contingent consideration, current	5,315	23,363
Total current liabilities	113,598	153,454
Contingent consideration, noncurrent	1,222	1,237
Operating lease liabilities, noncurrent	70,059	73,376
Deferred revenue, noncurrent	10,138	10,501
Other noncurrent liabilities	6,418	6,471
Total liabilities	201,435	245,039
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	2,338,269	2,306,690
Accumulated deficit	(1,524,061)	(1,510,591)
Accumulated other comprehensive income	114	225
Total stockholders’ equity	814,324	796,326
Total liabilities and stockholders’ equity	$1,015,759	$1,041,365